EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-34459, No. 33-57647, No. 33-56305 and No. 33-28512 (Forms S-8) and
Registration Statement No. 33-68334 (Form S-3) of CBT Corporation of our report dated February 3, 1995, appearing in this Annual Report on Form 10-K of CBT Corporation for the year ended December 31, 1994.

/s/Deloitte and Touche LLP
Louisville, Kentucky
March 22, 1995